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                                                                        EX 10.12

                        BIONUTRICS HEALTH PRODUCTS, INC.

                              EMPLOYMENT AGREEMENT


         This Agreement is made and entered into as of the 30th day of July, 1997, effective as of January 6, 1997 (the "Effective Date"), by and between BIONUTRICS HEALTH PRODUCTS, INC., a Delaware corporation ("Employer") and a wholly-owned subsidiary of BIONUTRICS, INC., a Nevada corporation
("Bionutrics"), and STEPHEN H. FRIEDMAN ("Employee").

                                 R E C I T A L S

         A. Employee has served as a consultant to Employer and Bionutrics since April 15, 1996.

         B. Employer desires to employ Employee, and Employee desires to be employed by Employer, pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties hereto hereby agree as follows:

                                A G R E E M E N T

         1. EMPLOYMENT; DUTIES. Employer hereby employs Employee, and Employee hereby accepts such employment, to serve as Executive Vice President, Marketing and Sales of Employer and in such other executive capacities and for such other duties and services as shall from time to time be mutually agreed upon by Employer and Employee. Employee shall report to the President of Employer. Employee shall devote his full and undivided business time, attention and efforts to Employer's business and to the performance of Employee's duties under this Agreement, and shall fully and faithfully perform all duties assigned to him under this Agreement, consistent with Employee's position hereunder, to the best of Employee's abilities.

         2. COMPENSATION AND OTHER BENEFITS. During the term of Employee's employment hereunder, Employee shall be entitled to receive the following compensation and benefits:

                  (A) BASE SALARY. Employee shall be entitled to receive a per annum salary of Two Hundred Thousand Dollars ($200,000.00) (the "Base Salary") as full compensation for all the services rendered by Employee during the term of Employee's employment hereunder. Employee shall be entitled to receive the Base Salary in twenty-six (26) equal payments; payments to be made every two weeks (less all applicable deductions for all taxes, including federal, state, and FICA, and the Employee's share of the cost of benefit programs in which Employee participates, etc.), or in such other periodic installments as Employer and Employee may mutually agree. Employer shall review Employee's performance and Base Salary under
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this Agreement on April 15, 1997, and no less frequently than every twelve (12)
months thereafter, and Employer may, at the sole discretion of Employer's Board of Directors, adjust Employee's Base Salary; provided, however, that the Base Salary may not be reduced below the Base Salary set forth in this Section 2(a).

                  (B) BONUS. Commencing with the fiscal year of Employer beginning on November 1, 1996, and for each fiscal year thereafter, in addition to the Base Salary, Employee shall receive a bonus ("Bonus") of up to twenty-five percent (25%) of the Base Salary in effect at the end of such fiscal year so long as Employee meets the criteria set forth on Schedule A attached hereto. At least thirty (30) days prior to the end of each applicable fiscal year, Employer and Employee shall meet and mutually agree in writing on Employee's performance criteria for the upcoming year. To receive any Bonus for the applicable fiscal year, Employee must be employed by Employer on the last day of Employer's fiscal year. The Board of Directors of Employer, in its sole discretion, shall determine whether Employee has met such standards and the amount of Bonus, if any, to be paid to Employee for each fiscal year.

                  (C) VACATION. Employee shall be entitled to three (3) weeks of vacation per year during each year of employment. For the purposes of this
Section 2(c), the term "year" shall mean each 12-month period beginning on the Effective Date and on each anniversary of the Effective Date thereafter. No unused annual vacation time shall be carried forward to future years.

                  (D) RELOCATION. On the earlier of June 1, 1997 or the date that Employee signs a residence lease or purchases a home in Maricopa County, Arizona, Employer shall pay Employee, as reimbursement of reasonable relocation costs and expenses, the amount of Twenty Thousand Dollars ($20,000.00). Until such date, Employer will continue to pay Employee's reasonable expenses related to (i) travel to and from Employee's current residence in Connecticut and Phoenix, Arizona, and (ii) meals and lodging while in Phoenix, Arizona, to perform Employee's duties under this Agreement.

                  (E) PENSION AND PROFIT SHARING PLANS. Employee shall be entitled to participate in such pension, profit sharing and deferred compensation plans and programs, if any, as may be provided from time to time by Employer to such other comparable level employees of Employer, including any employee stock option plans and 401(k) retirement plans of Employer.

                  (F) MEDICAL AND DENTAL BENEFITS. Employee shall be entitled to participate in such group medical, accident and dental plans, if any, as may be provided from time to time by Employer to such other comparable level employees of Employer. Until Employee relocates to Phoenix and is a participant in Employer's issuance plans, Employer shall reimburse Employee for Cobra insurance costs incurred by Employee for medical and dental plans.

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                  (G) REIMBURSEMENT. Employer shall reimburse Employee for all reasonable travel and entertainment expenses and other ordinary and necessary business expenses necessarily incurred by Employee in connection with the business of Employer and Employee's duties under this Agreement. The term "business expenses" shall not include any item that is not deductible, in whole or in part, by Employer for federal income tax purposes. To obtain reimbursement, Employee shall submit to Employer receipts, bills, or sales slips for the expenses incurred. Reimbursements shall be made by Employer monthly within 30 business days of presentation by Employee of reasonably sufficient evidence of the expenses incurred.

                  (H) OTHER BENEFITS. Employee shall be entitled to receive or participate in such other fringe benefits, such as holidays, life and long-term disability insurance and bonus programs, as Employer may make generally available on a nondiscriminatory basis to all other employees of Employer.

                  (I) STOCK OPTIONS. Employee and Employer shall execute a Stock Option Agreement and a First Amendment to Stock Option Agreement whereby Employee shall be provided the option to acquire 150,000 shares of the common stock of Bionutrics at Five Dollars ($5.00) per share. The options granted shall vest in one-third increments of 50,000 shares on each of the first three anniversaries of October 31, 1996; provided, however, that if Employee's employment is terminated by Employer without Cause, as hereinafter defined, options shall vest in the same manner as they would have vested if Employee had remained employed until the end of the Initial Term, as hereinafter defined; provided further, however, that all unvested options shall be forfeited if Employee's employment is terminated for Cause.

         3. TERM OF EMPLOYMENT.

                  (A) AT WILL EMPLOYMENT. (i) Employee's employment hereunder is at will and may be terminated with or without "Cause" (as defined below) and with or without notice at any time at the option of either Employee or Employer. No verbal or written communications by any manager or other representative of Employer shall be considered as implying any agreement contrary to the foregoing. (ii) Unless terminated sooner by Employee or Employer pursuant to this Section 3 (a)(i), the term of Employee's employment hereunder shall continue for two (2) years, through and until January 5, 1999, (the "Initial Term"). Unless Employer terminates this Agreement by giving written notice to Employee not less than six months prior to the end of the Initial Term or if Employee gives written notice to Employer not less than six months prior to the end of the Initial Term that employee terminates this Agreement, Employee's employment under this Agreement will automatically renew for an additional two
(2) years, through and until January 5, 2001 (the "Renewal Term").

                  (B) TERMINATION UNDER CERTAIN CIRCUMSTANCES. Notwithstanding anything to the contrary herein contained:

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                           (I) DEATH. Employee's employment shall be
automatically terminated, without notice, effective upon the date of Employee's death;

                           (II) TERMINATION FOR "CAUSE." Employer may, at its
option, upon notice to Employee, terminate Employee's employment for "Cause" effective on the date Employer's Board of Directors determines the existence of "Cause." For purposes of this Agreement, "Cause" shall be limited to a determination by Employer that Employee: (A) has been convicted of a felony involving dishonesty, fraud, theft or embezzlement; (B) has repeatedly failed or refused, after written notice from Employer, in a material respect to follow reasonable policies or directives established by Employer; (C) has willfully and persistently failed, after written notice from Employer, to attend to material duties or obligations imposed upon him under this Agreement, including those duties and obligations normally associated with an Executive Vice President, Marketing and Sales; (D) has performed an act or failed to act, which, if he were prosecuted and convicted, would constitute a felony involving One Thousand Dollars ($1,000.00) or more of money or property of Employer; or (E) has misrepresented or concealed a material fact for purposes of securing employment with Employer or this Employment Agreement. The existence of "Cause" shall be determined by Employer's Board of Directors after notice to Employee and after providing Employee with an opportunity to be heard. Employer shall have the right to suspend Employee with full pay for any period of time the Board of Directors of Employer deems, in its sole discretion, necessary or appropriate to investigate Employee's conduct in connection with this paragraph; or

                           (III) CHANGE IN CONTROL. Employee may, at his option,
upon notice to Employer, terminate Employee's employment effective on the date of the notice in the event of a Change of Control of Employer (as defined below).

                  (C) SEVERANCE. In the event that Employer terminates this Agreement without "Cause," as provided in paragraph 3(a)(i), Employer's obligations provided for in paragraph 2 shall continue until the expiration of the Initial Term, or any Renewal Term, and in addition, Employer shall pay Employee a severance amount of Fifty Thousand Dollars ($50,000.00) within 30 days after the date on which Employee's employment terminates. In the event that Employer exercises its right to issue the six month notice provided for in paragraph 3(a) above such that there is no Renewal Term, Employer's obligations provided for in paragraph 2 shall continue through the end of the Initial Term and in addition, Employer shall pay Employee a severance amount of Fifty Thousand Dollars ($50,000.00) within 30 days after the date on which Employee's employment terminates. In the event that Employer terminates this Agreement for "Cause", as provided in paragraph 3(a)(ii), Employee shall not be entitled to any severance or continued benefits under this Agreement, except as otherwise provided by law.

                  (D) CHANGE IN CONTROL. In the event Employee terminates his employment with Employer as a result of a Change of Control, any unvested options to acquire Employer's common stock held by Employee shall immediately vest and become exercisable, notwithstanding the provisions of such options. The term "Change in Control" of Employer

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shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if and when (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) other than a current director or officer of Employer becomes the "beneficial owner" (as defined in Rule 13d- 3 under the Securities Exchange Act of 1934) directly or indirectly of securities of Employer representing 15% or more of the combined voting power of Employer's then-outstanding securities, except that this provision shall not apply to any public or private offering of Employer's common stock nor shall this provision apply to an acquisition which has been approved by at least two-thirds of the members of the Board of Directors who are not affiliates or associates of such person and by at least
80% of the issued and outstanding shares of Employer's common stock beneficially owned by non-affiliates of such person; (ii) during the period of this Agreement, individuals who, at the beginning of such period, constituted the Board of Directors of Employer (the "Original Directors") cease for any reason to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved (an "Approved Director") by the unanimous vote of a Board of Directors constituted entirely of Existing
Directors and/or Approved Directors; (iii) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control Employer and such offer is consummated for the ownership of securities of Employer representing 20% or more of the combined voting power of Employer's then-outstanding voting securities; (iv) Employer is merged, consolidated or enters into a reorganization transaction with another person and as the result of such merger, consolidation or reorganization less than 75% of the outstanding equity securities of the surviving or resulting person shall then be owned in the aggregate by the former stockholders of Employer; or (v) Employer transfers substantially all of its assets to another person or entity which is not a wholly-owned subsidiary of Employer; provided, however, that notwithstanding the foregoing no Change of Control shall be deemed to have occurred if such a Change of Control is a "Consented Change of Control." A "Consented Change of Control" is any transaction described in clauses (i), (iii), (iv) or (v) above if such transaction has been unanimously approved by Employer's Board of Directors.
Sales of Employer's Common Stock beneficially owned or controlled by Employee shall not be considered in determining whether a Change in Control has occurred.

         4. COVENANT NOT TO COMPETE.

                  (A) INTERESTS TO BE PROTECTED. The parties acknowledge that during the term of Employee's employment with Employer, Employee will perform essential services for Employer. Employee will be exposed to, have access to, and be required to work with, a considerable amount of Employer's confidential information. The parties expressly recognize that should Employee compete with Employer in any manner whatsoever (as defined in paragraph 4(b) below), it could seriously impair the goodwill and diminish the value of

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Employer's business. The parties acknowledge that this covenant has an extended duration; however, they agree that this covenant is reasonable and it is necessary for the protection of Employer, its stockholders, and employees. For these and other reasons, and the fact that there are many other employment opportunities available to Employee if he should terminate his employment, the parties are in full and complete agreement that the following restrictive covenants are fair and reasonable and are freely, voluntarily, and knowingly entered into. Furthermore, each party was given the opportunity to consult with independent legal counsel before entering into this Agreement.

                  (B) NON-COMPETITION. During the term of Employee's employment with Employer and for the period ending 12 months after the termination of Employee's employment with Employer, Employee shall not (whether directly or indirectly, as owner, principal, agent, director, officer, manager, employee, partner or in any other capacity) engage or become financially interested in any competitive business conducted within the Restricted Territory (as defined below) or solicit, canvas or accept, or authorize any other person, firm or entity to solicit, canvas or accept, from any customers of Employer, any competitive business within the Restricted Territory for Employee or for any other person, firm or entity. As used herein, the term "customers" of Employer shall mean any persons, firms or entities that purchased goods or services from Employer during the period of Employee's employment with Employer; the term "competitive business" shall mean any business which sells or provides or attempts to sell or provide products or services the same as or substantially similar to the products or services sold or provided by Employer; and the term "Restricted Territory" shall mean any area in which Employer conducts business.

                  (C) EQUITABLE RELIEF. In the event a violation of any of the restrictions contained in this Section 4 is established, Employer shall be entitled to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which right shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled. In the event of a violation of any provision of Section 4(b) of this Agreement, the period for which those provisions would remain in effect shall be extended for a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  (D) RESTRICTIONS SEPARABLE. If the scope of any provision of this Section is found by a court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this
Section 4 may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

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         5. MISCELLANEOUS.

                  (A) THIRD-PARTY BENEFICIARY. Bionutrics shall at all times be and remain a third-party beneficiary under this Agreement and all documents, instruments, and agreements made and entered into pursuant hereto.

                  (B) NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered by first-class U.S. Mail, postage prepaid, addressed as follows:

                  If to Employer:

                           Bionutrics Health Products, Inc.
                           2425 E. Camelback Road, Suite 650
                           Phoenix, Arizona 85016
                           Attention:  President
                           FAX:  (602) 508-0115


                  With a Copy to:

                           O'Connor, Cavanagh, Anderson,
                            Killingsworth & Beshears
                           One East Camelback Road, Suite 1100
                           Phoenix, Arizona  85012-1656
                           Attention:  Jean E. Harris, Esq.

                  If to Employee:

                           Stephen H. Friedman
                           ___________________________
                           ___________________________
                           FAX:  (602) _______________

                  With a Copy to:

                           Nancy B. Schess, Esq.
                           Klein, Zelman, Rothermel & Dichte, L.L.P.
                           485 Madison Avenue
                           New York, New York  10022

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and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  (C) ENTIRE AGREEMENT. This Agreement and any Schedules or Exhibits hereto constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Except as set forth herein, the provisions of this Agreement supersede any and all other agreements or understandings, whether oral or written, with respect to Employee's employment by Employer.

                  (D) NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

                  (E) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                  (F) APPLICABLE LAW. This agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the state of Arizona applicable to contracts made in that state.

                  (G) CONSTRUCTION. The parties hereto acknowledge and agree that each party has had the opportunity to participate in the drafting of this Agreement and have this document reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                        EMPLOYER:

                                        BIONUTRICS HEALTH PRODUCTS, INC.,
                                        a Delaware corporation


                                        By:   /s/  Ronald H. Lane
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        EMPLOYEE:


                                              /s/  Stephen H. Friedman
                                              ----------------------------------
                                              ----------------------------------

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